UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2006

SeaBright Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51124	56-2393241
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 4th Avenue, Suite 1600
Seattle, Washington 98121
(Address of principal executive offices, including zip code)

206-269-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

         On March 10, 2006, the Compensation Committee of the Board of Directors (the “Board”) of SeaBright Insurance Holdings, Inc. approved the payment of annual bonus awards for the fiscal year ended December 31, 2005 to certain of our executive officers, including our Chief Executive Officer (the “CEO”) and the four most highly compensated executive officers other than the CEO who were serving as executive officers at the end of our 2005 fiscal year. The CEO and such other executive officers are referred to as the “Named Executive Officers.” The Compensation Committee also approved target incentive bonus percentages for our Named Executive Officers for the 2006 fiscal year. The following table sets forth the approved 2005 annual bonus awards, which were paid on March 15, 2006, and the target incentive bonus percentages for our Named Executive Officers:
	2005 Annual Bonus Award	Amount of Bonus Payable as % of Base Salary if Target Achieved
John G. Pasqualetto	$ 368,010	65%
Richard J. Gergasko	227,777	50%
Joseph S. De Vita	203,283	50%
Richard W. Seelinger	132,597	40%
D. Drue Wax	129,047	40%

         In addition, on March 10, 2006 the Compensation Committee approved the Company’s 2006 fiscal year performance target values to be achieved before a bonus pool is established.

        Additional information regarding the compensation of the Named Executive Officers will be set forth in our proxy statement for the 2006 annual meeting of stockholders, to be filed with the Commission not later than 120 days after December 31, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEABRIGHT INSURANCE HOLDINGS, INC.
By:	/s/ Joseph S. De Vita
Joseph S. De Vita
Senior Vice President, Chief Financial Officer and Assistant Secretary

March 16, 2006